INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of this [•] day of April 2014, by and between Way Cool Imports, Inc., a Nevada corporation (the “Corporation”), and the person whose name appears on the signature page hereto (“Indemnitee”), who is currently serving in the capacity of a director and/or officer of the Corporation.

RECITALS

WHEREAS, the Corporation and Indemnitee recognize that the interpretation of ambiguous statutes, regulations and court opinions, the Articles (as defined herein) and the Bylaws (as defined herein) and the vagaries of public policy, are too uncertain to provide directors and officers of the Corporation with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they become personally exposed as a result of performing their duties in good faith for the Corporation;

WHEREAS, the Corporation and Indemnitee are aware that individuals are often reluctant to serve as directors and officers of a corporation unless they are protected to the fullest extent permitted by law by comprehensive insurance and indemnification;

WHEREAS, Section 78.7502, Section 78.751 and Section 78.752 of the Nevada Revised Statutes (“NRS”), which set forth certain provisions relating to the mandatory and permissive indemnification of, and advancement of expenses to, officers and directors of a Nevada corporation by such corporation, are specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and, thus, does not by itself limit the extent to which the Corporation may indemnify persons serving as its officers and directors, provided such persons have met the applicable standard of conduct;

WHEREAS, the Corporation desires to have Indemnitee continue to serve as a director and/or officer of the Corporation, and, if applicable, to serve in any other capacity as agreed by the Corporation and Indemnitee, free from concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of his or her acting in good faith in the performance of his or her duty to the Corporation, and Indemnitee desires to continue to serve (provided that he or she is furnished the indemnity provided for hereinafter) as a director and/or officer of the Corporation and, if applicable, to serve in any other capacity as agreed by Indemnitee and the Corporation; and

WHEREAS, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Corporation and Indemnitee in lieu thereof, the Board of Directors of the Corporation has determined that the following Agreement is reasonable and prudent to retain Indemnitee’s service to and on behalf of the Corporation.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Indemnitee, intending to be legally bound, do hereby agree as follows:

1.           Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

1.1.          “Articles” shall mean the Articles of Incorporation of the Corporation filed with the Nevada Secretary of State on December 1, 2005, as amended by that certain Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on June 7, 2011.

1.2.          “Board” shall mean the Board of Directors of the Corporation.

1.3.          “Bylaws” shall mean the Amended and Restated Bylaws of the Corporation, as adopted by the Board of the Corporation on April [•], 2014.

1.4.          “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 15% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least a majority of the members of the Board in office immediately prior to such person attaining such percentage interest; or (b) there occurs a proxy contest, or the Corporation is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least a majority of the members of the Board then in office, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter.

1.5.          “Corporation” shall mean Way Cool Imports, Inc., a Nevada corporation, and its successors.

1.6.          “Disinterested Director” shall mean a director of the Corporation who is not and was not a party to the Proceeding (as defined herein) in respect of which indemnification is sought by Indemnitee.

1.7.          “Enterprise” shall mean any other corporation, partnership, joint venture, trust, or other enterprise of which Indemnitee is or was serving at the request of the Corporation, including QuantumSphere, Inc., a California corporation, as a director, officer, employee or agent, where such Enterprise shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acts in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

1.8.          “Expenses” shall mean, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding. Expenses also shall include expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

1.9.          “Indemnitee” shall mean the person whose name is set forth in the preamble to this Agreement.

1.10.         “Indemnitee Undertaking” shall mean an undertaking by or on behalf of Indemnitee to repay all such amounts paid, advanced or reimbursed to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement. The Indemnitee Undertaking shall be substantially on the form of Exhibit A to this Agreement and shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

1.11.         “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of the corporation law of the State of Nevada and neither presently is, nor in the past three years has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct of the State of Nevada then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Corporation agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

1.12.         “NRS” shall mean the Nevada Revised Statutes, as amended from time to time.

1.13.         “Proceeding” shall mean any threatened, pending or completed action, suit, mediation, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, mediation, or proceeding, and any inquiry or investigation that could lead to such an action, suit, mediation, or proceeding. The final disposition of a Proceeding shall be as determined by a settlement or the judgment of a court or other investigative or administrative body. The Board shall not make a determination as to the final disposition of a Proceeding.

2.           Agreement to Serve. Indemnitee agrees to continue to serve as a director and/or officer of the Corporation or any Enterprise and, as Indemnitee and the Corporation may agree in writing, in any other capacity for the Corporation and/or as a director, officer, employee or agent of any other Enterprise, for so long as he or she is duly elected or appointed and qualified in accordance with the provisions of the NRS, the Articles and the Bylaws, or until such time as he or she tenders a resignation. The Corporation acknowledges that Indemnitee is relying on this Agreement in so serving.

2.1.          Duration of Agreement. This Agreement shall continue in effect for so long as Indemnitee shall be subject to any pending or possible Proceeding, even if Indemnitee shall have ceased to serve as a director and/or officer of the Corporation or director, officer, employee or agent of any other Enterprise.

2.2.          Rights Continued. Subject to Section 2.1 above, the rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer of the Corporation, and shall inure to the benefit of Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

3.           Indemnity in Third Party Proceedings. Subject to Section 8 and Section 9 of this Agreement, the Corporation shall indemnify, defend and hold harmless Indemnitee to the fullest extent permitted or required by the laws of the State of Nevada in effect as of the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Corporation) by reason of the fact that Indemnitee is or was a director and/or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other Enterprise, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee (or on his or her behalf) in connection with such Proceeding or any claim, issue or matter therein, as long as:

3.1.          Indemnitee is not liable pursuant to NRS Section 78.138; or

3.2.          Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

Indemnitee shall have the right to employ Independent Counsel in any Proceeding for which indemnification is available under this Section 3, subject to Section 8 below.

4.           Indemnity in Proceedings By or In the Right of the Corporation. Subject to Section 8 and Section 9 of this Agreement, the Corporation shall indemnify, defend and hold harmless Indemnitee to the fullest extent permitted or required by the laws of the State of Nevada in effect as of the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, if Indemnitee was, or is a party or is threatened to be made a party, to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director and/or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other Enterprise, against all Expenses actually and reasonably incurred by Indemnitee (or on his or her behalf) in connection with the defense or settlement of such Proceeding or any claim, issue or matter therein, as long as:

4.1.          Indemnitee is not liable pursuant to NRS Section 78.138; or

4.2.          Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however;

4.3.          Indemnitee is not entitled to indemnification under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Nevada State District Court or other court in which such Proceeding was brought or is pending, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Nevada State District Court or other court in such Proceeding shall deem proper.

Indemnitee shall have the right to employ Independent Counsel in any Proceeding for which indemnification is available under this Section 4, subject to Section 8 below.

5.           Reimbursement for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was a director and/or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other Enterprise, a witness at the Corporation’s request in any Proceeding to which Indemnitee is not a party, he or she shall be reimbursed against all Expenses actually and reasonably incurred by Indemnitee (or on his or her behalf) in connection therewith upon Indemnitee’s written request therefor.

6.           Indemnification for Expenses of Successful Party. Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise (whether partially or in full) in defense of any Proceeding referred to in Sections 3 and/or 4 of this Agreement, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee (or on his or her behalf) in connection therewith. For purposes of this Section 6, and without limitation, if any claim, issue or matter in any Proceeding referred to in Section 3 and/or Section 4 is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) an adjudication that the Indemnitee was liable to the Corporation, (ii) a plea of guilty by the Indemnitee, (iii) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (iv) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

7.           Advances of Expenses. Subject to the provisions of Sections 8 and 9, in the event that the Corporation does not assume the defense pursuant to Section 8 of any Proceeding of which the Corporation receives notice under this Agreement, Indemnitee shall have the right to advancement by the Corporation prior to the final disposition of any Proceeding or any claim, issue or other matter therein of any and all Expenses actually and reasonably incurred by Indemnitee in defense of such Proceeding or any claim, issue or other matter therein. Subject to Section 9, but without limiting the generality or effect of the foregoing, in the event that the Corporation does not assume the defense pursuant to Section 8 of any Proceeding of which the Corporation receives notice under this Agreement, then within 10 business days after any request by Indemnitee, the Corporation shall, in accordance with such request, (1) pay such Expenses on behalf of Indemnitee, (2) advance to Indemnitee funds in an amount sufficient to pay such Expenses or (3) reimburse Indemnitee for such Expenses; provided, however, that Indemnitee shall repay any amounts actually advanced to Indemnitee that, at the final disposition of the Proceeding to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Proceeding; and provided further the Corporation receives an Indemnitee Undertaking by or on behalf of Indemnitee.

8.           Notice and Defense of a Proceeding. As a condition precedent to the Indemnitee’s right to be indemnified, Indemnitee must notify the Corporation in writing as soon as practicable of any Proceeding for which indemnity or advancement will or could be sought, but delay will relieve the Corporation of its obligations under this Agreement only if and to the extent that the Corporation is materially prejudiced by said delay. With respect to any such Proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other Expenses subsequently incurred by Indemnitee in connection with such Proceeding, other than as provided in this Section 8.

8.1.          Indemnitee shall have the right to employ Independent Counsel in connection with such Proceeding, and the reasonable fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitor unless (a) the employment of counsel by Indemnitee has not been authorized in writing by the Corporation, which consent shall not be unreasonably withheld, (b) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such Proceeding, or (c) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable legal fees and other Expenses of counsel for Indemnitee shall be at the expense of and borne by the Corporation, except as otherwise expressly provided by this Agreement, provided that Indemnitee’s counsel shall cooperate reasonably with the Corporation’s counsel to minimize the cost of defending claims against the Corporation and the Indemnitee, and in no event shall the Corporation be required to bear the expense of more than one counsel for all Indemnitees with respect to a Proceeding unless so approved by the Corporation in writing. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any Proceeding brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (b) above. The Corporation shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

9.           Procedure for Determination of Entitlement to Indemnification.

9.1.          To obtain indemnification or advancement of Expenses under this Agreement, Indemnitee shall submit to the Corporation a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification or advancement of Expenses.

9.2.          It is the express intention of the parties that Indemnitee be entitled to indemnification hereunder to the fullest extent permitted by Nevada law. Without limiting the generality or effect of the immediately preceding sentence, and without excluding any other basis upon which Indemnitee may be found to be entitled to indemnification hereunder, Indemnitee shall be entitled to indemnification or advancement of expenses hereunder if (a) Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful, or (b) Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or any claim, issue or matter therein.

9.3.          Upon written request by Indemnitee for indemnification pursuant to Section 9.1 of this Agreement, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (a) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (b) if a Change in Control shall not have occurred, (1) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (2) if there are no Disinterested Directors or, if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (3) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the Proceeding in question, or (4) a court of competent jurisdiction. If it is so determined that Indemnitee is entitled to indemnification hereunder, payment to Indemnitee shall be made within 60 days after receipt by the Corporation of the written request for indemnification required pursuant to Section 9.1 hereof. Any Expenses actually and reasonably incurred by Indemnitee in cooperating with the person, persons or entity making the determination discussed in this Section 9.3 with respect to Indemnitee’s entitlement to indemnification, shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

9.4.          In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9.3 hereof, the Independent Counsel shall be selected as provided in this Section 9.4. If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Disinterested Directors, and the Corporation shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Disinterested Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 9.3 hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Section 9.

9.5.          Indemnitee will be deemed a party to a Proceeding for all purposes hereof if Indemnitee is named as a defendant or respondent in a complaint or petition for relief in that Proceeding, regardless of whether Indemnitee is ever served with process or makes an appearance in that Proceeding.

10.         Presumptions and Effect of Certain Provisions.

10.1.          Neither the failure of any of the Corporation, the Board or Independent Counsel to have made a determination prior to the commencement of any action pursuant to Section 11 of this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation, the Board or Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

10.2.          If the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Corporation of a written request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (a) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not misleading, in connection with the request for indemnification, which if such fact were previously known, Indemnitee would not have been entitled to indemnification, or (b) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 60-day period, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

10.3.          The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee is liable pursuant to NRS Section 78.138 or did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

10.4.          For purposes of any determination of whether Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, Indemnitee had no reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be deemed to have acted in good faith if, with respect to Indemnitee’s action, Indemnitee relied reasonably and in good faith on the records or books of account of the Corporation and any other Enterprise, or on information, opinions, reports or statements, including financial statements and other financial information, concerning the Enterprise or any other Person which were prepared or supplied to Indemnitee by: (a) one or more officers or employees of the Enterprise; (b) appraisers, engineers, investment bankers, legal counsel or other Persons as to matters Indemnitee reasonably believed were within the professional or expert competence of those Persons and who have been selected with reasonable care by or on behalf of the Corporation or Enterprise; and (c) any committee of the Board of Directors or equivalent managing body of the Enterprise of which Indemnitee is or was, at the relevant time, not a member. The provisions of this Section 10.4 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

10.5.          The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

10.6.          In connection with any determination by the Corporation as to whether Indemnitee is entitled to be indemnified hereunder or in any judicial proceeding brought under Section 11 of this Agreement, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, unless otherwise required by law.

11.         Remedies of Indemnitee.

11.1.          In the event that (a) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification or advancement of expenses under this Agreement, (b) advancement of Expenses is not made pursuant to Section 7 of this Agreement, (c) no determination of entitlement to indemnification shall have been made within the time period provided in Section 9.3 of this Agreement after receipt by the Corporation of the written request for indemnification, (d) reimbursement or payment of indemnification is not made pursuant to Section 5, Section 6 and/or Section 9.2(b) of this Agreement, within 60 days after receipt by the Corporation of a written request therefor, or (e) payment of indemnification pursuant to Section 3 or Section 4 of this Agreement is not timely made after a determination has been made, or deemed to have been made, that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Nevada State District Court or a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses and appeals therefrom, concluding in a final and unappealable judgment by the highest court in Nevada. The Board shall not make a determination as to the final disposition of such adjudication.

11.2.          In the event that a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification or advancement of expenses, any judicial proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

11.3.          If a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is entitled to indemnification or advancement of expenses, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent (a) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not misleading, in connection with the request for indemnification, which if such fact were previously known, Indemnitee would not have been entitled to indemnification or (b) a prohibition of such indemnification under applicable law.

11.4.          In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 1.8 of this Agreement) actually and reasonably incurred by Indemnitee in such judicial adjudication to the extent that it is determined in such judicial adjudication that Indemnitee is entitled to indemnification or advancement of expenses.

11.5.          The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement.

12.         Indemnification and Advancement of Expenses Under this Agreement Not Exclusive; Survival of Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles or Bylaws, any other agreement, any vote of stockholders or disinterested directors, the NRS, or otherwise. No amendment or alteration of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment or alteration. To the extent that a change in the NRS, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Articles, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

13.         Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification or to receive advancement by the Corporation for a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by Indemnitee (or on his or her behalf) in connection with such Proceeding, or any claim, issue or matter therein, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

14.         Contribution. If it is established, under Section 9 of this Agreement or otherwise, that Indemnitee has the right to be indemnified under this Agreement in respect of any claim, but that right is unenforceable by reason of applicable law or public policy, then, to the fullest extent applicable law permits, the Corporation, in lieu of indemnifying or causing the indemnification of Indemnitee under this Agreement, will contribute to the amount Indemnitee has incurred, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses reasonably incurred, in connection with that Proceeding, in such proportion as is deemed fair and reasonable in light of all the circumstances of that Proceeding in order to reflect: (1) the relative benefits Indemnitee and the Corporation have received as a result of the event(s) or transactions(s) giving rise to that Proceeding; or (2) the relative fault of Indemnitee and of the Corporation and its other functionaries in connection with those event(s) or transaction(s).

15.         Liability Insurance. Subject to Section 2.1 of this Agreement, for the duration of Indemnitee’s service as a director and/or officer of the Corporation, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding or of any claim, issue or matter therein, the Corporation shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Corporation that is at least substantially comparable in scope and amount to that provided by the Corporation’s current policies of directors’ and officers’ liability insurance. Indemnitee shall be covered by such policy or policies in accordance with its or their terms.

16.         No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement if, and to the extent that, Indemnitee is entitled to or has otherwise actually received such payment under any contract, agreement or insurance policy, the Articles or the Bylaws, or otherwise. Indemnitee hereby releases the Corporation and its respective authorized representatives from any claims for indemnification hereunder if and to the extent that Indemnitee receives proceeds from any liability insurance policy or other third-party source in payment or reimbursement for such Proceeding or claims. Indemnitee hereby agrees to assign all proceeds Indemnitee receives under any such insurance policy or third-party agreement to the extent of the amount of indemnification made to Indemnitee under the terms of this Agreement.

17.         Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable the Corporation effectively to bring suit to enforce such rights.

18.         Exceptions. Notwithstanding any other provision in this Agreement, but except as provided in Section 11.4 of this Agreement, the Corporation shall not be obligated pursuant to the terms of this Agreement, to indemnify or advance Expenses to Indemnitee with respect to any Proceeding, or any claim, issue or matter therein, (1) brought or made by Indemnitee, unless the bringing of such Proceeding or the making of such claim, issue or matter shall have been approved by the Board, (2) in which a final judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale or the sale and purchase by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state or local statute, (3) if a final adjudication establishes that Indemnitee’s acts or omissions involved a breach of Indemnitee’s fiduciaries duties and involved intentional misconduct, fraud or a knowing violation of the law, or (4) charging an improper personal benefit to Indemnitee and Indemnitee is adjudged liable on that basis, unless, in each case, the Nevada State District Court or other court in which such Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses.

19.         Contractual Rights. The right to be indemnified or to receive advancement of Expenses under this Agreement (1) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue, (2) is and is intended to be retroactive and shall be available as to events occurring prior to the date of this Agreement, and (3) shall continue after any rescission or restrictive modification of this Agreement as to events occurring prior thereto.

20.         General Provisions.

20.1.          No Construction as an Employment Agreement or Any Other Commitment. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ or as an officer of the Corporation or any of its subsidiaries, if Indemnitee currently serves as an officer of the Corporation, or to be renominated or reelected as a director of the Corporation, if Indemnitee currently serves as a director of the Corporation.

20.2.          Notices. Any notice or other communication required or permitted to be given or made to the Corporation or Indemnitee pursuant to this Agreement shall be given or made in writing (a) three business days after being deposited in the United States mail, with return receipt requested and postage thereon prepaid, (b) upon delivery, when delivered personally or by overnight national courier or express delivery, or (c) upon delivery, when sent by facsimile and provided confirmation of receipt is obtained, addressed to the person to whom such notice or communication is directed at the address of such person on the records of the Corporation. Any such notice or communication to the Corporation shall be addressed to the Secretary of the Corporation at the address of the Corporation’s principal executive office set forth in the signature page of this Agreement.

20.3.          Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable, and any provision or provisions held to be invalid, illegal or unenforceable for any reason whatsoever shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto.

20.4.          Successors; Binding Agreement. The Corporation shall use its commercially reasonable efforts to cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), by written agreement in form and substance reasonably satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. As used in this Agreement, “Corporation” shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section or that otherwise becomes bound by the terms and provisions of this Agreement by operation of law. This Agreement shall be binding upon the Corporation and its successors and assigns (including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation).

20.5.          Counterparts, Modification. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Indemnitee and an appropriate authorized officer of the Corporation. No waiver by any party at any time of any breach by any other party of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

20.6.          Headings, Gender. Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision set forth herein. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

20.7.          Exclusive Jurisdiction; Governing Law. The Corporation and Indemnitee agree that all disputes in any way relating to or arising under this Agreement, including, without limitation, any action for advancement of Expenses or indemnification, shall be litigated, if at all, exclusively in the Nevada courts, and if necessary, the corresponding appellate courts. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Corporation and Indemnitee (a) expressly submit themselves to the personal jurisdiction of the Nevada courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (b)  waive any objection to the laying of venue of any such action or proceeding in the Nevada courts, and (c) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Nevada courts has been brought in an improper or otherwise inconvenient forum.

20.8.          Effect of Federal Law. Both the Corporation and Indemnitee acknowledge that in certain instances, federal law will override Nevada law and prohibit the Corporation from indemnifying its officers and directors. The Corporation and Indemnitee specifically acknowledge that the Securities and Exchange Commission has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal law prohibits indemnification for certain violations of the Employee Retirement Income Security Act.

20.9.          Savings Clause. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The provisions of this Agreement (including any provision within a single section, paragraph or sentence) shall be severable in accordance with this Section 20.9. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines and penalties with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law, and this Agreement shall remain enforceable to the fullest extent permitted by law.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Corporation and Indemnitee have executed this Indemnification Agreement as of the date and year first above written.

“CORPORATION”

WAY COOL IMPORTS, INC.,	ADDRESS:
a Nevada corporation
	2905 Tech Center Drive
	Santa Ana, CA 92705
By:	Attn: Corporate Secretary
Name:	Telephone:	714.545.6266
Title:	Facsimile:	714.545.6265

“INDEMNITEE”	ADDRESS:

By:
	Telephone:
(Print name)	Facsimile:

SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT

EXHIBIT A

INDEMNITEE’S UNDERTAKING

___________, 20_____

Way Cool Imports, Inc.

2905 Tech Center Drive

Santa Ana, CA 92705

Attn: Corporate Secretary

Re: Indemnification Agreement

Ladies and Gentlemen:

Reference is made to the Indemnification Agreement dated as of April [•], 2014 by and between Way Cool Imports, Inc., a Nevada corporation (the “Corporation”), and the undersigned Indemnitee (the “Agreement”), and particularly to Section 7 thereof relating to the advancement by the Corporation of certain Expenses incurred by the undersigned Indemnitee. Capitalized terms used and not otherwise defined in this Indemnitee’s Undertaking shall have the respective meanings given to such terms in the Agreement.

The types and amounts of Expenses incurred by or on behalf of the undersigned Indemnitee are itemized on Attachment I to this Indemnitee’s Undertaking. The undersigned Indemnitee hereby requests that the total amount of these Expenses (the “Advanced Amount”) be paid by the Corporation in advance of the final disposition of such Proceeding in accordance with the Agreement.

The undersigned Indemnitee hereby agrees to repay the Advanced Amount to the Corporation to the extent that it is determined, following the final disposition of such Proceeding and in accordance with Section 9, that the undersigned Indemnitee is not entitled to be indemnified therefor by the Corporation.

Very truly yours,

[Signature]

[Name of Indemnitee (Type or Print)]

A-1

ATTACHMENT I TO
INDEMNITEE’S UNDERTAKING

ITEMIZATION OF
TYPES AND AMOUNTS OF EXPENSES

Attached hereto are receipts, statements or invoices for the following qualifying Expenses which Indemnitee represents have been actually and reasonably incurred by Indemnitee in connection with a Proceeding:

	Type	Amount	Notes
1.
2.
3.
4.
5.
Total:

ATTACHMENT A TO INDEMNITEE’S UNDERTAKING

A-2